EXHIBIT 99.1

ENDRA Life Sciences Reports First Quarter 2023 Financial Results and Provides a Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (May 15, 2023) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three months ended March 31, 2023 and provided a business update. Highlights include:

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Completed enrollment of subjects and data collection for FDA De Novo request, with more than 100 TAEUS system scans utilizing new interactive guidance tool performed at global clinical investigational sites. In early 2023, ENDRA implemented a software guidance tool to enhance performance of its TAEUS system at several clinical evaluation sites and recently completed data collection on more than 100 TAEUS scans and MRI confirmatory scans. With the requisite data collection now complete, ENDRA is finalizing that portion of its De Novo request to the U.S. Food and Drug Administration (FDA). The data will also be used to support commercialization of the TAEUS liver device in Europe and, after FDA clearance, in the U.S.

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Preparing De Novo FDA submission. In the U.S., ENDRA is pursuing the De Novo regulatory pathway for its TAEUS liver device, which is intended to characterize fatty liver tissue as a non-invasive means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD). The De Novo pathway is reserved for novel technologies and should assist ENDRA in achieving the strongest market position with TAEUS-optimized claims. Given the completion of data collection, ENDRA plans to submit the request mid-2023.

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Highlighted TAEUS’ liver system capabilities at clinical conferences. The ENDRA team continues to drive awareness of the TAEUS system by meeting with prospective customers and partners at clinical conferences in the U.S. and Europe. In the first quarter, ENDRA participated in the Francophone Society of Diabetes annual meeting. In addition, the Company’s peer-reviewed clinical abstract titled “Thermoacoustic assessment of fatty liver disease - an early clinical feasibility study” was accepted for a poster presentation at the prestigious European Association for the Study of the Liver (EASL) Congress, being held June 21-24 in Vienna. Acceptance of this abstract for presentation is a significant step in raising awareness and demonstrating the capabilities of TAEUS among prospective clinical users and driving commercial adoption.

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Continued expansion of intellectual property portfolio to 63 issued patents globally. Year-to-date, seven patents were issued to ENDRA, including three in the U.S., two in Europe and two in China. These patents support ENDRA’s strategy to protect the TAEUS system for its initial indication of measuring liver fat, as well as other potential applications such as monitoring tissue temperature during surgical procedures. In addition, ENDRA is pursuing licensing opportunities in non-core indications to further enhance the value of its intellectual property portfolio.

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Subsequent to the close of the quarter, raised $4.5 million and extended cash runway. The Company raised $4.5 million in net proceeds from the sale of common stock and warrants in a public offering. With this bolstered cash position, management believes ENDRA is capitalized to fund operations through several important milestones, including advancing the TAEUS system through the regulatory process in the U.S. and supporting commercial activities in Europe.

“We are pleased to announce completion of the data collection at our global clinical evaluation sites to support our planned TAEUS U.S. regulatory submission. The data collected year-to-date is from TAEUS scans guided by our interactive software tool, which demonstrated marked improvement in intra-operator performance and reliability. We believe these scans and MRI confirmatory data will demonstrate the ability of TAEUS to measure liver fat in the earlier stages of NAFLD and at the point of patient care. We are analyzing this data, and expect to make our De Novo submission to the FDA mid-year,” stated Francois Michelon, Chairman and Chief Executive Officer of ENDRA. “In addition, we strengthened our balance sheet with an upsized $4.5 million capital raise from long-term ENDRA shareholders and insiders. This capital infusion provides a cash runway to achieve key regulatory and commercial milestones for our TAEUS system.”

First Quarter 2023 Financial Results

In the first quarter of 2023, our operating expenses were $2.9 million, unchanged from the first quarter in 2022. Increases in research and development and general and administrative expenses were offset by decreases in sales and marketing expenses.

Net loss in the first quarter of 2023 was $2.9 million, or $0.93 per share, compared with a net loss of $2.9 million, or $1.33 per share, in the first quarter of 2022.

Cash and cash equivalents were $2.4 million as of March 31, 2023. Subsequent to the close of the quarter, the Company raised $4.5 million in net proceeds through a registered offering.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International). A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until May 22, 2023 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 8983905. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

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About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	March 31,	December 31,
Assets	2023	2022
Current Assets	(Unaudited)
Cash	$2,355,251	$4,889,098
Prepaid expenses	428,529	490,299
Inventory	2,735,349	2,644,717
Total Current Assets	5,519,129	8,024,717
Non-Current Assets
Fixed assets, net	228,139	235,655
Right of use assets	469,290	505,816
Vendor advance	432,344	502,576
Other assets	5,986	5,986
Total Assets	$6,654,888	$9,274,147

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,645,749	$1,523,012
Lease liabilities, current portion	157,554	152,228
Loans	28,484	28,484
Total Current Liabilities	1,831,787	1,703,724

Long Term Debt
Lease liabilities	324,064	365,919
Total Long Term Debt	324,064	365,919

Total Liabilities	2,155,851	2,069,643

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141.397 shares issued and outstanding	1	1
Common stock, $0.0001 par value; 80,000,000 shares authorized; 3,169,103 shares issued and outstanding	317	317
Additional paid in capital	89,307,675	89,068,015
Stock payable	3,692	6,073
Accumulated deficit	(84,812,648)	(81,869,902)
Total Stockholders’ Equity	4,499,037	7,204,504
Total Liabilities and Stockholders’ Equity	$6,654,888	$9,274,147

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ENDRA Life Sciences Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2023	2022
Operating Expenses
Research and development	$1,391,314	$1,213,022
Sales and marketing	181,616	339,903
General and administrative	1,366,398	1,302,344
Total operating expenses	2,939,328	2,855,269

Operating loss	(2,939,328)	(2,855,269)

Other Expenses
Other income (expense)	(3,418)	(2,933)
Total other expenses	(3,418)	(2,933)

Loss from operations before income taxes	(2,942,746)	(2,858,202)

Provision for income taxes	-	-

Net Loss	$(2,942,746)	$(2,858,202)

Net loss per share – basic and diluted	$(0.93)	$(1.33)

Weighted average common shares – basic and diluted	3,169,103	2,152,711

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(2,942,746)	$(2,858,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,516	19,038
Stock compensation expense including common stock issued for RSUs	237,279	288,537
Amortization of right of use assets	36,526	33,179
Changes in operating assets and liabilities:
Decrease in prepaid expenses	132,002	286,597
Increase in inventory	(90,632)	(645,680)
Increase in accounts payable and accrued liabilities	122,737	(190,597)
Decrease in lease liability	(36,529)	(31,742)
Net cash used in operating activities	(2,506,847)	(3,098,870)

Cash Flows from Investing Activities
Purchases of fixed assets	(27,000)	(89,353)
Net cash used in investing activities	(27,000)	(89,353)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	854,052
Net cash provided by financing activities	-	854,052

Net increase (decrease) in cash	(2,533,847)	(2,334,171)

Cash, beginning of period	4,889,098	9,461,534

Cash, end of period	$2,355,251	$7,127,363

Supplemental disclosures of cash items
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Stock dividend payable	$2,381	$5,089
Right of use asset	$469,290	$610,234
Lease liability	$481,618	$618,735

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